Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of K-V Pharmaceutical Company (the “Company”) on Form 10-K for the fiscal year ended March 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), I, Thomas S. McHugh, Interim Chief Financial Officer, Interim Treasurer, Chief Accounting Officer, Vice President of Finance and Corporate Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 25, 2010	/s/ Thomas S. McHugh
Thomas S. McHugh Interim Chief Financial Officer, Interim Treasurer, Chief Accounting Officer, Vice President of Finance and Corporate Controller

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as our exhibit to the Form 10-K and shall not be deemed to be considered filed as part of the Form 10-K.